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                                                                 EXHIBIT 10.1

456 Montgomery Street                                 Date: April 2, 1997
San Francisco, California
                                           Borrower: National Insurance Group

     Subject: CREDIT TERMS AND CONDITIONS ("AGREEMENT")

Gentlemen:

To induce you to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A.   Borrower represents and warrants that:

     1.   Existence and Rights. Company is a California Corporation.

Borrower is duly organized and existing and in good standing under the laws of the State of California (without limit as to the duration of its existence) and is authorized and in good standing to do business in the State of California; Company has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except:

Great Pacific Insurance Company
Pinnacle Data Corporation
Fastrac Systems, Inc. Insurance Agent and Broker; and Fastrac Systems, Inc.

     2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

     3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

     4. LITIGATION. To the knowledge of Borrower (i) there is no litigation or other legal proceedings pending or threatened against Borrower, which individually or in the aggregate would have a material adverse effect on the financial condition, operations, or business of Borrower; and
          (ii) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, where such default would have a material adverse effect to the financial condition, operations or business of Borrower.



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     5.  FINANCIAL CONDITION. The balance sheet of Borrower as of 12/31/96, and the related profit and loss statement for the fiscal year ended on that date, copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement fairly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no materially adverse changes in the financial condition or business of Borrower.

     6.  TITLE TO ASSETS. Borrower has good title to its assets.

     7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, not subject to dispute by Borrower and for which reasonable reserves have been established and, if Borrower has contracted with any governmental agency, Borrower has no liability for renegotiation of profits.

     8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

     9. REGULATION U. The collateral for this loan is not margin stock within the definition of Regulation U of the Board of Governors of the Federal Reserve system.

B. Borrower agrees that so long as it is indebted to you, it will, unless you shall otherwise consent in writing:

     1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

     2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

     3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

         (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and




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         (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

     4. NET WORTH. Maintain a tangible net worth (meaning the excess of all assets, excluding any value for good will, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, over its liabilities) of not less than $22,500,000.

     5. PROFITABILITY. Borrower to be profitable on a fiscal year basis and shall not have losses for any two consecutive quarters.

     6. CASH FLOW COVERAGE. Commencing with fiscal year 1997 and thereafter on an annual basis, the sum of Borrower's net profit plus period depreciation divided by the current portion of long term debt and capitalized leases shall not be less than 1.4.

     7. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times; and furnish you:

         (a) As soon as available, and in any event within 50 days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments.

         (b) As soon as available, and in any event within 100 days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you, or no third party opinion required.

         (c) Within 100 days after the end of each fiscal year of Borrower, a certificate of chief financial officer of Borrower, stating that to the best knowledge of such officer, Borrower has performed and observed all material covenants on its part required to be performed by it except where the failure to so perform or observe would have a material adverse effect on the financial condition, operations or business of Borrower;

         (d) Promptly after the receipt thereof by Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor; and



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         (e) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.

         (f) Notice of Default. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

     Type of Business: Management. Make any substantial change in its business or operations or make any change in incumbency of Mark A. Speizer as chairman and Chief Executive Officer of Borrower or of Bruce A. Cole as President of Borrower.

D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

     1. FAILURE TO PAY NOTE. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you within 10 days of the date when due.

     2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower, which failure continues and is not cured within thirty days after written notice from Bank to Borrower.

     3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admits its inability to pay its debts as the mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

     5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets, which judgment, writ or warrant of attachment or similar process will have a material adverse effect on the financial condition, operations and business of Borrower and which remains unvacated, unbonded, or unstayed for a period of 30 days or in any event later than five days prior to the day of any proposed sale or execution under such judgment, writ, warrant of attachment or similar process.


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     6.  BANKRUPTCY.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

E.   Miscellaneous Provisions.

     1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement of any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     2. TERMINATION. Upon thirty days written notice to Lender, Borrower may terminate this agreement in full, provided that, upon such time of notice and upon the effective termination date, the Borrower has no outstanding principal, interest, penalties, or any other amounts due under this agreement. Upon termination, Lender's interest in all Collateral of Borrower shall cease.

     3. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this agreement shall be in writing and shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, with signature required by recipient, addressed as follows:

     4. AMENDED AND RESTATED CREDIT TERMS AND CONDITIONS. This Agreement amends and restates in full that Credit Terms and Conditions dated September 10, 1996 executed by Borrower in favor of Bank. That Promissory Note dated September 10, 1996 and that Promissory Note dated April 2, 1997, both executed by the Borrower in favor of Bank are subject to the terms and conditions of this Agreement.

         Notices to Borrower:

                    Gregory S. Saunders
                    Chief Financial Officer
                    National Insurance Group
                    395 Oyster Point Boulevard, Suite 500
                    South San Francisco, California 94080-1933

         With a copy (which shall
         not constitute notice) to:

                    Robert P. Barbarowicz
                    Executive Vice President and General Counsel
                    395 Oyster Point Boulevard, Suite 500
                    South San Francisco, California 94080-1933



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          Notices to Bank:

                    Joseph J. McCarthy, Vice President
                    Imperial Bank
                    456 Montgomery Street, 6th Floor
                    San Francisco, California, 94104

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressees (with the return receipt, the delivery receipt, the affidavit of messenger being conclusive evidence of such delivery) or at such time as delivery refused by the addressees upon presentation.

Agreed to and Accepted:

National Insurance Group                            Imperial Bank

By /s/ Robert P. Barbarowicz    Date 4-25-97        By /s/ Joseph J. McCarthy     Date 4/25/97
   -------------------------         -------           ----------------------          -------
   Robert P. Barbarowicz,                              Vice President
   Executive Vice President                            (Signature and Title)
   (Signature and Title)

By                              Date
   -------------------------         -------
   (Signature and Title)





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                 AMENDMENT NO. 1 TO CREDIT TERMS AND CONDITIONS

This Amendment No 1 dated as of September 17, 1997 ("Amendment") to that certain Credit Terms and Agreement dated April 2, 1997 ("Agreement") by and between Imperial Bank ("Bank") and National Insurance Group ("Borrower"). All capitalized terms used herein, and not defined herein shall have the same meaning as set forth in the Agreement.

1. The following Sections B.4, B.5 and B.6 of the Agreement are hereby each amended in full to read as follows:

     "4. NET WORTH. Maintain on a consolidated basis a tangible net worth (meaning the excess of all assets, excluding any value for good will, provided that goodwill for New Arts Acquisition, Inc. will be included, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, over its liabilities) of not less than $25,000,000 to increase each fiscal year end, commencing with fiscal year end 1998, by Borrower's net income minus dividends paid.

     5. PROFITABILITY. Borrower to be profitable on a consolidated basis on a fiscal year basis and shall not have losses for any two consecutive quarters.

     6. CASH FLOW COVERAGE. Commencing with fiscal year 1997 and thereafter on a consolidated and annual basis, the sum of Borrower's net profit plus period depreciation divided by the current portion of long term debt and capitalized leases shall not be less than 1.4."

2. The following Sections B. 7(a) and B.7(b) of the Agreement are hereby each amended in full to read as follows:

        "(a) As soon as available, and in any event within 50 days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a consolidated balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments.


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        (b)  As soon as available, and in any event within 100 days after the close of each fiscal year of Borrower, a report of audit of Company on a consolidated basis as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you, or no third party opinion required."

3. The following Sub-sections 7 and 8 are hereby added to section D of the agreement.

     "7. GUARANTEE. Borrower shall default in its obligations under any guarantee it executed in your favor guaranteeing the obligations of New Arts Acquisition, Inc. ("New Arts").

     8. NEW ARTS CREDIT AGREEMENT. A default shall occur, and such default is not cured within any applicable cure period, in that Credit Terms and Conditions executed by New Arts and the Bank dated September 11, 1997, as such may be amended, modified, superseded, replaced, restated or amended and restated ("New Arts Credit Agreement").

4.   The following Section F is hereby added to the Agreement.

F.   Applicable Law and Reference Provisions.

     1. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereby agree to submit.

     2.   Reference Provisions.

          (a). Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement which controversy, dispute or claim is not settled in writing within thirty
          (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property securing this Agreement, if




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          any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall
          (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety
          (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644.90 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          (b). Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c). The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at


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          the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d). In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     5. The Borrower hereby agrees that as long as New Arts remains obligated to the Bank the provisions of Sections B.4, B.5, B.6, and B.7 of the Agreement shall remain in full force and effect and shall survive repayment if full of all obligations of Borrower to Bank or the termination of the Agreement or if the Agreement is no longer in effect for any reason. Any breach of this provision shall result in a default in the New Arts Credit Agreement.

     6.   Except as provided above, the Agreement remains unchanged.


National Insurance Group

By: /s/ GREG SAUNDERS
   -------------------------

Title:  EVP, CFO
   -------------------------


Imperial Bank

By: /s/ JOSEPH J. MCCARTHY
   -------------------------

Title:  Vice President
   -------------------------


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